UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

PETCO Animal Supplies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23574	20-2148979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 8.01 below is incorporated herein by reference.

Item 8.01.	Other Events.

On January 13, 2005, the Company issued a press release announcing that it had adopted a new holding company to provide a more efficient legal structure for its current and future strategies. PETCO Animal Supplies, Inc. (formerly PETCO Holding Co.) was organized to enable its predecessor and principal subsidiary, PETCO Animal Supplies Stores, Inc., a Delaware corporation (“PETCO Animal Supplies Stores”), to adopt a holding company organizational structure in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The holding company organizational structure was effected pursuant to an Agreement and Plan of Reorganization (the “Merger Agreement”) among PETCO Animal Supplies Stores, the Company and PETCO Merger Co., a Delaware corporation and a wholly owned subsidiary of the Company (“MergerCo”). The Merger Agreement provided for the merger of MergerCo into PETCO Animal Supplies Stores, with PETCO Animal Supplies Stores surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger was consummated on January 13, 2005. Prior to the Merger, the Company was a direct, wholly owned subsidiary of PETCO Animal Supplies Stores organized for the purpose of implementing the holding company organizational structure. Pursuant to Section 251(g) of the DGCL, stockholder approval of the Merger was not required.

By virtue of the Merger, all of the outstanding capital stock of PETCO Animal Supplies Stores was converted, on a share for share basis, into capital stock of the Company. As a result, each former stockholder of PETCO Animal Supplies Stores became the owner of an identical number of shares of capital stock of the Company. Additionally, each outstanding option to purchase shares of common stock of PETCO Animal Supplies Stores was automatically converted into an option to purchase, upon the same terms and conditions, an identical number of shares of the Company’s common stock.

The conversion of shares of capital stock in the Merger occurred without an exchange of certificates. Accordingly, certificates formerly representing shares of outstanding capital stock of PETCO Animal Supplies Stores are deemed to represent the same number of shares of capital stock of the Company. The Company’s common stock will continue to be listed on The NASDAQ Stock Market under the symbol “PETC” without interruption.

In the Merger, each stockholder received securities of the same class, evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences, and qualifications, limitations and restrictions, as those that the stockholder held in PETCO Animal Supplies Stores. Pursuant to Section 251(g) of the DGCL, the provisions of the certificate of incorporation and bylaws of the Company are substantially identical to those of PETCO Animal Supplies Stores prior to the Merger. The authorized capital stock of the Company, the designations, rights, powers and preferences of such capital stock and the qualifications, limitations and restrictions thereof are also substantially identical to those of the capital stock of PETCO Animal Supplies Stores immediately prior to the Merger. The directors and executive officers of the Company are the same individuals who were directors and executive officers, respectively, of PETCO Animal Supplies Stores immediately prior to the Merger.

Upon consummation of the Merger, the Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a) the Company is the successor issuer to PETCO Animal Supplies Stores.

In connection with the consummation of the Merger, the Company and two recently formed subsidiaries also executed a supplemental indenture to the Indenture, dated as of October 26, 2001, by and among PETCO Animal Supplies Stores, certain subsidiaries of PETCO Animal Supplies Stores and U.S. Bank, N.A., as trustee, pursuant to which the Company and such additional subsidiaries have each agreed to guarantee the obligations of PETCO Animal Supplies Stores under such indenture. The indenture relates to the 10.75% senior subordinated notes due 2011 issued by PETCO Animal Supplies Stores in October 2001. As of the date hereof, there is approximately $108.6 million in aggregate principal amount of such notes outstanding.

In connection with the consummation of the Merger, the Company and PETCO Animal Supplies Stores entered into a Waiver and Amendment to Employment Agreement with each of the following executives: Brian Devine, Chairman of the Board; James Myers, Chief Executive Officer; and Bruce Hall, President and Chief Operating Officer. Pursuant to these amendments, each executive agreed that the reorganization does not constitute a “change in control” for purposes of his employment agreement and agreed to waive any and all rights he may have under his employment agreement as a result of the reorganization.

In connection with the consummation of the Merger, PETCO Animal Supplies Stores entered into a Waiver and Amendment to Retention Agreement with each of the following executives: Rodney Carter, Senior Vice President and Chief Financial Officer; Fred Major, Senior Vice President, Information Services; Keith Martin, Senior Vice President, Operations; Jan Mitchell, Senior Vice President, Human Resources and Administration; Razia Richter, Senior Vice President, Supply Chain; and Mike Woodard, Senior Vice President, Business Development. Pursuant to these amendments, each executive agreed that the reorganization does not constitute a “change in control” for purposes of his or her retention agreement and agreed to waive any and all rights he or she may have under his or her retention agreement as a result of the reorganization, including any rights to accelerated vesting of his or her outstanding stock options.

The events and transactions described above under this Item 8.01 are also responsive to (1) Item 1.01 (Entry into a Material Definitive Agreement), in that the Agreement and Plan of Reorganization referenced as Exhibit 2.1 below was entered into in connection with the events and transactions described above, (2) Item 2.01 (Completion of Acquisition or Disposition of Assets), in that the Company became the parent holding company for PETCO Animal Supplies Stores in connection with the events and transactions described above, and (3) Item 5.03 (Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year), in that in connection with the events and transactions described above the Company’s certificate of incorporation and bylaws were amended to be substantially identical to the certificate of incorporation, as amended, and bylaws, as amended, respectively, of PETCO Animal Supplies Stores as in effect prior to the transaction.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and among the Company, PETCO Animal Supplies Stores and MergerCo.

3.1	Certificate of Incorporation of the Company as filed with the office of the Secretary of State of the State of Delaware on January 10, 2005, as amended by the Certificate of Amendment of Certificate of Incorporation as filed with the office of the Secretary of State of the State of Delaware on January 13, 2005.

3.2	Bylaws of the Company.

10.1	Assignment and Assumption Agreement, dated as of January 13, 2005, by and between the Company and PETCO Animal Supplies Stores.

10.2	Supplemental Indenture, dated as of January 14, 2005, by and among the Company, E-Pet Services, E-Pet Services, LLC and U.S. Bank, N.A., as trustee.

99.1	Press Release issued by PETCO Animal Supplies, Inc. on January 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2005	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
	Name:	Rodney Carter
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Reorganization by and among the Company, PETCO Animal Supplies Stores and MergerCo.

3.1	Certificate of Incorporation of the Company as filed with the office of the Secretary of State of the State of Delaware on January 10, 2005, as amended by the Certificate of Amendment of Certificate of Incorporation as filed with the office of the Secretary of State of the State of Delaware on January 13, 2005.

3.2	Bylaws of the Company.

10.1	Assignment and Assumption Agreement, dated as of January 13, 2005, by and between the Company and PETCO Animal Supplies Stores.

10.2	Supplemental Indenture, dated as of January 14, 2005, by and among the Company, E-Pet Services, E-Pet Services, LLC and U.S. Bank, N.A., as trustee.

99.1	Press Release issued by PETCO Animal Supplies, Inc. on January 13, 2005.